Exhibit 99.1
Clover Health Reports Third Quarter 2025 Results
Business Highlights:
•Generates third quarter year-to-date positive Adjusted EBITDA profitability, on a wide network, while growing membership by 35% and revenue by 39% year-over-year, despite a greater proportion of new members relative to returning member base
•High coverage of Clover Assistant, including within new cohorts, will result in improved total cost of care
•Strong retention, above-market growth, and profitable returning member cohorts position Clover for improved positive FY26 Financial Results
Financial Results:
•Third quarter 2025 Medicare Advantage membership of 109,226, up 35% year-over-year
•Third quarter 2025 Total revenues of $497 million, up 50% year-over-year
•Third quarter 2025 profitability metrics include GAAP Net loss of $24 million, Adjusted EBITDA of $2 million, and Adjusted Net income of $2 million
•Third quarter year-to-date GAAP Net loss of $36 million, Adjusted EBITDA of $45 million, and Adjusted Net Income of $44 million
Revised Full Year 2025 Guidance:
•Increases Average Medicare Advantage membership to 106,000 - 108,000, representing 33% growth year-over-year at the midpoint
•Increases Insurance revenue to between $1.850 billion and $1.880 billion, representing 39% growth year-over-year at the midpoint
•Improves Adjusted SG&A to between $325 million and $335 million, representing Adjusted SG&A as a percentage of Total revenues between 17% - 18%
•Expects Adjusted EBITDA profitability between $15 million and $30 million
•Expects Adjusted Net income between $15 million and $30 million
•Expects Insurance BER between 90% - 91%
Directional Full Year 2026 Outlook:
•Company intends to maintain strong, sustainable growth, similar to 2025
•Strong start to AEP with high applications in core markets. High expected retention
•Expect strong returning member cohort economics, 4.0 Star payment year, favorable CMS rate update, Increased Part D direct subsidy will enable increasing Adjusted EBITDA profitability
WILMINGTON, Del. – November 4, 2025 – Clover Health Investments, Corp. (Nasdaq: CLOV) (“Clover,” “Clover Health” or the “Company”), today reported financial results for the third quarter 2025. Management will host a conference call today at 5:00 p.m. ET to discuss its operating results and other business highlights.
“Our model of care continues to perform well as we bring our technology-powered care to more Medicare Advantage seniors," said Clover Health CEO Andrew Toy. “With Clover Assistant powering profitable returning member cohort performance, we remain confident in 2026 to continue to grow above-market and achieve strong retention, as well as lead with affordability, choice, and great benefits. We believe that the combination of more members, more Clover Assistant engaged physicians, and earlier disease management reinforces the strength of our model and our ability to drive better outcomes for our members.”
“Our results this year reflect our continued ability to drive strong revenue and membership growth while sustaining positive Adjusted EBITDA profitability year-to-date,” said Clover Health CFO Peter Kuipers. “The margin pressures that we experienced during the third quarter reflect a higher-than-expected mix of new members, relative to our returning base, with elevated inpatient and outpatient utilization. Despite these pressures, our underlying incurred medical cost trend, excluding pharmacy, was 4%, while growing membership 35% year-over-year. Given our strong member retention and profitable returning member cohorts, we anticipate profitability improvement in the years ahead as new members mature into returning cohorts. Together with our 2026 tailwinds, including a 4 Star payment year, favorable rate increase, our ability to increase PCP CA adoption and enhance our platforms capabilities, and our ability to optimize SG&A, we believe that we are well positioned to achieve above-market growth and increasing profitability in 2026 and beyond.”

Key Company highlights are as follows:

	Three Months Ended September 30,			Nine Months Ended September 30,
Dollars in Millions	2025	2024	Change (%)	2025	2024	Change (%)
Insurance revenue	$479.1	$322.6	48.5%	$1,405.9	$1,014.2	38.6%
Total revenues	496.7	331.0	50.1%	1,436.6	1,034.2	38.9%
Insurance net medical claims incurred	428.9	251.6	70.5%	1,191.0	767.1	55.3%
Salaries and benefits plus General and administrative expenses ("SG&A")	97.1	90.2	7.6%	316.6	293.9	7.7%
Adjusted Salaries and benefits plus General and administrative expenses ("Adjusted SG&A")(1)	71.1	61.9	14.9%	236.7	208.6	13.5%
Adjusted SG&A as a % of Total revenues	14.3%	18.7%	(440 bps)	16.5%	20.2%	(370 bps)
Net loss from continuing operations	$(24.4)	$(8.8)	(177.3)%	$(36.2)	$(24.8)	(46.0)%
Adjusted Net income from continuing operations(1)(2)	1.7	18.9	(91.0)%	43.7	60.8	(28.1)%
Adjusted EBITDA(1)	2.1	19.3	(89.1)%	45.0	62.3	(27.8)%
Average Medicare Advantage membership(5)	108,231	80,753	34.0%	105,228	80,011	31.5%
Insurance BER(3)	93.5%	82.8%	1,070 bps	89.4%	80.6%	880 bps
Prior period development	(1.1)%	2.6%	(370 bps)	(0.5)%	4.3%	(480 bps)
Normalized Insurance BER, net(3)	92.4%	85.4%	700 bps	88.9%	84.9%	400 bps
Total cash, cash equivalents, and investments	$395.9	$531.4	(25.5)%	$395.9	$531.4	(25.5)%
1,2,3,4,5
2025 Financial Guidance
For full-year 2025, Clover Health is updating its guidance as follows:

	Current 2025 Guidance	Previous 2025 Guidance
Insurance revenue	$1.850 billion - $1.880 billion	$1.800 billion - $1.875 billion
Adjusted SG&A(4)	$325 million - $335 million	$335 million - $345 million
Adjusted SG&A as a % of Total revenues	17% - 18%	18% - 19%
Adjusted EBITDA(4)	$15 million - $30 million	$50 million - $70 million
Adjusted Net income(2)(4)	$15 million - $30 million	$50 million - $70 million
Average Medicare Advantage membership	106,000 - 108,000	104,000 - 108,000
Insurance BER(4)	90% - 91%	88.5% - 89.5%
*Not presented as a % change because the current or prior period amount is zero or the amount for the line item changed from a gain to a loss (or vice versa) and thus yields a result that is not meaningful.
1 Adjusted SG&A (Non-GAAP), Adjusted EBITDA (Non-GAAP), and Adjusted Net (loss) income from continuing operations (Non-GAAP) are Non-GAAP financial measures. Reconciliations of Adjusted SG&A (Non-GAAP) to SG&A, Adjusted EBITDA (Non-GAAP) to Net loss from continuing operations, and Adjusted Net income from continuing operations (Non-GAAP) to Net loss from continuing operations, respectively, the most directly comparable GAAP measures, are provided in the tables immediately following the consolidated financial statements below. Additional information about the Company's Non-GAAP financial measures can be found under the caption "About Non-GAAP Financial Measures" below and in Appendix A.
2 Adjusted Net (loss) income from continuing operations is a Non-GAAP financial measure. A reconciliation of Adjusted Net income from continuing operations to Net loss from continuing operations, the most directly comparable GAAP measure, is provided in a table immediately following the consolidated financial statements below. Additional information about the Company's Non-GAAP financial measures can be found under the caption "About Non-GAAP Financial Measures" below and in Appendix A. In the fourth quarter of 2024, the Company began presenting Adjusted Net income from continuing operations. Management believes that Adjusted Net income from continuing operations is helpful to investors in understanding and evaluating our operating performance and trends, as well as in assessing the Company’s financial performance in the same manner as our management and our board of directors.
3 Insurance Benefits Expense Ratio (“BER”) is a Non-GAAP financial measure. A reconciliation of Insurance BER to Insurance Net medical claims incurred, net, the most directly comparable GAAP measure, is provided in a table immediately following the consolidated financial statements below. Additional information about the Company's Non-GAAP financial measures can be found under the caption "About Non-GAAP Financial Measures" below and in Appendix A. In the second quarter of 2024, the Company began presenting Insurance BER. Management believes that by adding quality improvement expenses into the Insurance BER calculation, it offers a clearer and more accurate representation of our investment in healthcare quality and member engagement, and more fully captures the cost of maintaining and enhancing the quality of care for our members. In the third quarter of 2025, the Company began presenting Normalized Insurance BER, which adjusts our activity related to prior period developments. Prior period development refers to change in the Company’s Insurance Revenue and Insurance Medical claims levels from a previous period. While this metric may not be directly comparable to similarly titled measures presented by other companies, management believes that Normalized Insurance BER presents a clearer representation of performance during the year.
4 Reconciliations of projected Adjusted SG&A (Non-GAAP) to projected SG&A, projected Adjusted EBITDA (Non-GAAP) to Net income (loss), and projected Adjusted Net income (Non-GAAP) to Net income (loss), the most directly comparable GAAP measures, are not provided because Stock-based compensation, which is excluded from Adjusted SG&A (Non-GAAP), Adjusted EBITDA (Non-GAAP), and Adjusted Net income (Non-GAAP), cannot be reasonably calculated or predicted at this time without unreasonable efforts. A reconciliation of projected Insurance BER (Non-GAAP) to projected Net medical claims incurred, net, the most directly comparable GAAP measure, is not provided because quality improvements, which are included in Insurance BER (Non-GAAP), cannot be reasonably calculated or predicted at this time without unreasonable efforts. Additional information about the Company's Non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below and in Appendix A.
5 Average Medicare Advantage membership represents the average membership during the three months included in the third quarter of 2025.

2026 Financial Outlook:
While the Company expects to provide formal full-year 2026 guidance next year, Clover anticipates the following profitability drivers to achieve full-year GAAP Net Income in 2026:
•Favorable financial impact related to the upcoming 4.0 Star payment year for 2026
•Continued strong cohort management and a focus on returning member retention
•Favorable 2026 CMS final rate update
•Increased Part D direct subsidy
•Continued impact from cost efficiency initiatives to optimize variable, fixed, and growth SG&A
Lives under Clover Management

	September 30, 2025	September 30, 2024
Insurance members	109,226	81,110
Earnings Conference Call Details
Clover Health’s management will host a conference call to discuss its financial results on Tuesday, November 4, 2025, at 5:00 PM Eastern Time. A live audio webcast will also be available online at: https://clover-health-3q25-earnings-call.open-exchange.net/registration and related presentation materials will be available at Clover Health’s Investor Relations website at investors.cloverhealth.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link and at Clover Health’s Investor Relations website at investors.cloverhealth.com, and will remain available for approximately 12 months.
Upcoming Investor Events & Conferences
•2025 UBS Global Healthcare Conference at 11:00 a.m. Eastern Time, Tuesday, November 11, 2025
Any live and archived webcasts and presentations associated with the conferences listed above may be accessed on Clover Health’s Investor Relations website at: investors.cloverhealth.com/news-and-events/investor-events-presentations.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events and Clover Health's future results of operations, financial condition, market size and opportunity, business strategy and plans, and the factors affecting our performance and our objectives for future operations. Forward-looking statements are not guarantees of future performance and you are cautioned not to place undue reliance on such statements. In some cases, you can identify forward looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "going to," "can," "could," "should," "would," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," "outlook," "forecast," "guidance," "objective," "plan," "seek," "grow," "if," "continue" or the negative of these words or other similar terms or expressions that concern Clover Health's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this press release include, but are not limited to, the following: statements under "Financial Guidance" and “2026 Financial Outlook” and statements regarding expectations relating to potential improvements in revenues, operating expenses, Adjusted SG&A, Insurance BER, and the number of Clover Health's Insurance members, as well as the statements contained in the quotations of our executive officers, and other expectations as to future performance, operations and results (including our guidance for full year 2025). Statements regarding our Adjusted EBITDA profitability and Adjusted Net income profitability are also forward-looking, and are based on our current targets which are preliminary and are derived from our 2025 financial guidance. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by forward-looking statements in this press release. Forward-looking statements involve a number of judgments, risks and uncertainties, including, without limitation, risks related to: our expectations regarding results of operations, financial condition, and cash flows; our expectations regarding the development and management of our business; any current, pending, or future legislation, regulations or policies that could have a negative effect on our revenue, profit margins, cash flows and business, including rules, regulations and policies relating to healthcare, Medicare generally and medical loss ratios; our ability to successfully enter new service markets and manage our operations; anticipated trends and challenges in our business and in the markets in which we operate; our ability to effectively manage our beneficiary base and provider network; our ability to maintain and increase adoption and use of Clover Assistant, including the expansion of Clover Assistant for external payors and providers under the brand name Counterpart Assistant; the anticipated benefits associated with the use of Clover Assistant, including our ability to utilize the platform to manage our medical expenses; our ability to maintain or improve our Star Ratings or otherwise continue to improve the financial performance of our business; our ability to develop new features and functionality that meet market needs and achieve market acceptance; our ability to retain and hire necessary employees and staff our operations appropriately; the timing and amount of certain investments in growth; the outcome of any known and unknown litigation and regulatory proceedings; our ability to maintain, protect, and enhance our intellectual property; general economic conditions and uncertainty; persistent high inflation and fluctuating interest rates; and geopolitical uncertainty and instability. Additional information concerning these and other risk factors is contained under Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on March 3, 2025, as such risks may be updated in our subsequent filings with the SEC. The forward-looking statements included in this press release are made as of the date hereof. Except as required by law, Clover Health undertakes no obligation to update any of these forward-looking statements after the date of this press release or to conform these statements to actual results or revised expectations.
About Non-GAAP Financial Measures
We use Non-GAAP measures in this release, including Insurance BER, Normalized Insurance BER, Adjusted EBITDA, Adjusted Net income from continuing operations, Adjusted SG&A and Adjusted SG&A as a percentage of Total revenues. These Non-GAAP financial measures are provided to enhance the reader's understanding of Clover Health's past financial performance and our prospects for the future. Clover Health's management team uses these Non-GAAP financial measures in assessing Clover Health's performance, as well as in planning and forecasting future periods. These Non-GAAP financial measures are not computed according to GAAP, and the methods we use to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental to and should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”) and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Readers are encouraged to review the reconciliations of these Non-GAAP financial measures to the comparable GAAP measures, which are attached to this release, together with other important financial information, including our filings with the SEC, on the Investor Relations page of our website at investors.cloverhealth.com.
For a description of these Non-GAAP financial measures, including the reasons management uses each measure, please see Appendix A: "Explanation of Non-GAAP Financial Measures."
The statements contained in this document are solely those of the authors and do not necessarily reflect the views or policies of CMS. The authors assume responsibility for the accuracy and completeness of the information contained in this document.

About Clover Health:
Clover Health (Nasdaq: CLOV) is a physician enablement technology company committed to bringing access to great healthcare to everyone on Medicare. This includes a focus on seniors who have historically lacked access to affordable, high-quality healthcare. Our strategy is powered by our software platform, Clover Assistant, which is designed to aggregate patient data from across the healthcare ecosystem to support clinical decision-making and improve health outcomes through the early identification and management of chronic disease. For our members, we provide PPO and HMO Medicare Advantage plans in several states, with a differentiated focus on our flagship wide-network, high-choice PPO plans. For healthcare providers outside Clover Health's Medicare Advantage plan, we extend the benefits of our data-driven technology platform to a wider audience via our subsidiary, Counterpart Health, and aim to enable enhanced patient outcomes and reduced healthcare costs on a nationwide scale. Clover Health has published data demonstrating the technology’s impact on Medication Adherence, Congestive Heart Failure, Chronic Obstructive Pulmonary Disease, and in Underserved Populations as well as the earlier identification and management of Diabetes and Chronic Kidney Disease.
Visit: www.cloverhealth.com
Investor Relations Contact:
Ryan Schmidt
investors@cloverhealth.com
Press Inquiries:
press@cloverhealth.com

CLOVER HEALTH INVESTMENTS, CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share amounts)
(unaudited)

	September 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$190,055	$194,543
Investment securities, available-for-sale (Amortized cost: 2025: $11,185; 2024: $27,153)	10,985	26,997
Investment securities, held-to-maturity (Fair value: 2025: $1,801; 2024: $15)	1,800	15
Accrued retrospective premiums	45,570	41,253
Healthcare receivables	57,941	51,539
Prepaid expenses	12,467	13,174
Other assets, current	12,102	15,603
Total current assets	330,920	343,124

Investment securities, available-for-sale (Amortized cost: 2025: $180,011; 2024: $203,147)	180,682	201,719
Investment securities, held-to-maturity (Fair value: 2025: $12,272; 2024: $13,913)	12,384	14,343
Property and equipment, net	5,487	5,307
Other intangible assets	2,990	2,990
Other assets, non-current	27,196	13,259
Total assets	$559,659	$580,742

Liabilities and Stockholders' Equity
Current liabilities
Unpaid claims	$140,457	$156,396
Accounts payable and accrued expenses	32,938	34,564
Accrued salaries and benefits	17,171	19,090
Other liabilities, current	2,881	3,466
Total current liabilities	193,447	213,516

Other liabilities, non-current	25,280	26,083
Total liabilities	218,727	239,599
Commitments and Contingencies
Stockholders' equity
Class A Common Stock, $0.0001 par value; 2,500,000,000 shares authorized at September 30, 2025 and December 31, 2024; 421,821,072 and 414,493,051 issued and outstanding at September 30, 2025 and December 31, 2024, respectively	42	41
Class B Common Stock, $0.0001 par value; 500,000,000 shares authorized at September 30, 2025 and December 31, 2024; 92,373,157 and 89,032,305 issued and outstanding at September 30, 2025 and December 31, 2024, respectively	9	9
Additional paid-in capital	2,656,432	2,576,471
Accumulated other comprehensive income (loss)	471	(1,584)
Accumulated deficit	(2,239,032)	(2,202,803)
Less: Treasury stock, at cost; 30,264,539 and 18,752,947 shares held at September 30, 2025 and December 31, 2024, respectively	(76,990)	(30,991)
Total stockholders' equity	340,932	341,143
Total liabilities and stockholders' equity	$559,659	$580,742

CLOVER HEALTH INVESTMENTS, CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Dollars in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues:
Premiums earned, net (Net of ceded premiums of $92 and $97 for the three months ended September 30, 2025 and 2024 respectively, and $284 and $301 for the nine months ended September 30, 2025 and 2024, respectively.)	$479,128	$322,579	$1,405,860	$1,014,201
Other income	17,522	8,407	30,741	19,967
Total revenues	496,650	330,986	1,436,601	1,034,168

Operating expenses:
Net medical claims incurred	423,473	249,774	1,154,907	763,283
Salaries and benefits	48,195	54,995	168,526	169,717
General and administrative expenses	48,953	35,201	148,112	124,194
Depreciation and amortization	406	339	1,266	987
Restructuring (recoveries) costs	—	(538)	—	288
Total operating expenses	521,027	339,771	1,472,811	1,058,469
Loss from continuing operations	(24,377)	(8,785)	(36,210)	(24,301)

Change in fair value of warrants	—	—	19	17
Loss on investment	—	—	—	467
Net loss from continuing operations	(24,377)	(8,785)	(36,229)	(24,785)
Net (loss) income from discontinued operations	—	(370)	—	3,868
Net loss	$(24,377)	$(9,155)	$(36,229)	$(20,917)

Per share data:
Basic and diluted weighted average number of class A and class B common shares and common share equivalents outstanding	512,743,521	490,180,103	510,191,111	488,501,812
Continuing operations:
Basic and diluted loss per share	$(0.05)	$(0.02)	$(0.07)	$(0.05)
Discontinued operations:
Basic and diluted (loss) earnings per share	$—	$—	$—	$0.01

Net unrealized gain on available-for-sale investments	294	3,111	2,055	3,222
Comprehensive loss	$(24,083)	$(6,044)	$(34,174)	$(17,695)

CLOVER HEALTH INVESTMENTS, CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(36,229)	$(20,917)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization expense	1,266	987
Stock-based compensation	78,738	84,686
Change in fair value of warrants and amortization of warrants	19	17
Accretion, net of amortization	(1,342)	(2,140)
Change in accrued interest earned	726	(354)
Net realized gains on investment securities	(625)	(174)
Loss on investment	—	467
Changes in operating assets and liabilities:
Accrued retrospective premiums	(4,317)	1,113
Prepaid expenses	707	1,469
Other assets	(10,451)	(193)
Healthcare receivables	(6,402)	26,850
Unpaid claims	(15,939)	30,310
Accounts payable and accrued expenses	(1,626)	(11,438)
Accrued salaries and benefits	(1,919)	14,389
Other liabilities	(1,388)	4,467
Net cash provided by operating activities from continuing operations	1,218	129,539
Net cash used in operating activities from discontinued operations	—	(8,861)
Net cash provided by operating activities	1,218	120,678
Cash flows from investing activities:
Purchases of short-term investments, available-for-sale, and held-to-maturity securities	(98,991)	(153,347)
Proceeds from sales of short-term investments and available-for-sale securities	113,707	47,804
Proceeds from maturities of short-term investments and available-for-sale securities	25,801	108,788
Purchases of property and equipment	(1,446)	(1,241)
Net cash provided by investing activities	39,071	2,004
Cash flows from financing activities:
Issuance of common stock, net of early exercise liability	668	243
Issuance of common stock under employee stock purchase plan, net of stock issuance costs	555	—
Cash paid for shares withheld related to stock-based compensation	(27,702)	(9,691)
Repurchases of common stock	(18,298)	(1,772)
Net cash used in financing activities	(44,777)	(11,220)
Net (decrease) increase in cash and cash equivalents	(4,488)	111,462
Cash and cash equivalents, beginning of period	194,543	176,494
Cash and cash equivalents, end of period	$190,055	$287,956

CLOVER HEALTH INVESTMENTS, CORP.
OPERATING SEGMENTS
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Insurance Segment	2025	2024	2025	2024
Premiums earned, net (net of ceded premiums)	$479,128	$322,579	$1,405,860	$1,014,201
Less:
Net medical claims incurred	428,855	251,643	1,190,954	767,125
Salaries and benefits	46,495	53,598	164,920	166,440
General and administrative expenses	47,226	34,307	144,943	121,796
Segment net loss	$(43,448)	$(16,969)	$(94,957)	$(41,160)

CLOVER HEALTH INVESTMENTS, CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED SG&A (NON-GAAP) RECONCILIATION
(in thousands)(1)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Salaries and benefits	$48,195	$54,995	$168,526	$169,717
General and administrative expenses	48,953	35,201	148,112	124,194
Total SG&A (GAAP)	97,148	90,196	316,638	293,911
Adjustments
Stock-based compensation	(26,106)	(27,988)	(78,738)	(84,686)
Non-recurring legal expenses and settlements	24	(259)	(1,234)	(632)
Adjusted SG&A (Non-GAAP)	$71,066	$61,949	$236,666	$208,593

Total revenues (GAAP)	$496,650	$330,986	$1,436,601	$1,034,168
Adjusted SG&A (Non-GAAP) as a percentage of Total revenues	14.3%	18.7%	16.5%	20.2%
(1) The table above includes Non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these Non-GAAP measures, see Appendix A.

CLOVER HEALTH INVESTMENTS, CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA (NON-GAAP) RECONCILIATION
(in thousands)(1)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss from continuing operations (GAAP):	$(24,377)	$(8,785)	$(36,229)	$(24,785)
Adjustments
Depreciation and amortization	406	339	1,266	987
Change in fair value of warrants	—	—	19	17
Loss on investment	—	—	—	467
Stock-based compensation	26,106	27,988	78,738	84,686
Restructuring costs	—	(538)	—	288
Non-recurring legal expenses and settlements	(24)	259	1,234	632
Adjusted EBITDA (non-GAAP)	$2,111	$19,263	$45,028	$62,292
(1) The table above includes Non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these Non-GAAP measures, see Appendix A.

CLOVER HEALTH INVESTMENTS, CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (NON-GAAP) RECONCILIATION
(in thousands)(1)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss from continuing operations (GAAP)	$(24,377)	$(8,785)	$(36,229)	$(24,785)
Adjustments
Stock-based compensation	26,106	27,988	78,738	84,686
Restructuring costs	—	(538)	—	288
Non-recurring legal expenses and settlements	(24)	259	1,234	632
Adjusted Net income from continuing operations (non-GAAP)	$1,705	$18,924	$43,743	$60,821
(1) The table above includes Non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these Non-GAAP measures, see Appendix A.

CLOVER HEALTH INVESTMENTS, CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
INSURANCE BENEFITS EXPENSE RATIO (NON-GAAP) AND NORMALIZED INSURANCE BENEFITS EXPENSE RATIO (NON-GAAP) RECONCILIATION
(in thousands)(1)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net medical claims incurred, net (GAAP):	$428,855	$251,643	$1,190,954	$767,125
Adjustments
Quality improvements	19,341	15,445	66,244	50,383
Insurance benefits expense, net (Non-GAAP)	$448,196	$267,088	$1,257,198	$817,508

Premiums earned, net (GAAP)	$479,128	$322,579	$1,405,860	$1,014,201
Insurance BER, net (Non-GAAP)	93.5%	82.8%	89.4%	80.6%
Adjustments
Prior period development	(1.1)%	2.6%	(0.5)%	4.3%
Normalized Insurance benefits expense, net (Non-GAAP)	92.4%	85.4%	88.9%	84.9%
(1) The table above includes Non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these Non-GAAP measures, see Appendix A.

CLOVER HEALTH INVESTMENTS, CORP.
Appendix A
Explanation of Non-GAAP Financial Measures

Non-GAAP Definitions
Adjusted SG&A - A Non-GAAP financial measure defined by us as total SG&A less stock-based compensation and non-recurring legal expenses and settlements. We believe that Adjusted SG&A provides management, investors, and others a useful view of our operating spend as it excludes non-cash, stock-based compensation and expenses related to investments that management believes do not reflect the Company's core operating expenses. We believe that Adjusted SG&A as a percentage of Total revenues is useful to management, investors, and others because it allows us to measure our operational leverage as revenue scales.
Adjusted EBITDA - A Non-GAAP financial measure defined by us as net (loss) income from continuing operations before depreciation and amortization, interest expense, change in fair value of warrants, loss on investment, stock-based compensation, premium deficiency reserve benefit, restructuring costs, impairment of goodwill and other intangible assets, and non-recurring legal expenses and settlements. Adjusted EBITDA is a key measure used by our management team and the board of directors to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operating plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA provides investors and others useful information to understand and evaluate our operating results in the same manner as our management and our board of directors.
Adjusted Net income from continuing operations - A Non-GAAP financial measure defined by us as net (loss) income from continuing operations before stock-based compensation, premium deficiency reserve benefit, restructuring costs, impairment of goodwill and other intangible assets, and non-recurring legal expenses and settlements. Adjusted Net income from continuing operations is a key measure used by our management team and the board of directors to understand and evaluate our operating performance and trends. We believe that Adjusted Net income from continuing operations is helpful to investors in assessing the Company’s financial performance in the same manner as our management and our board of directors.
Insurance Benefits Expense Ratio - A Non-GAAP financial measure defined by us as Benefits Expense Ratio ("BER"). We calculate our Insurance BER by taking the total of Insurance net medical expenses incurred and quality improvements, and dividing that total by premiums earned on a net basis, in a given period. Quality improvements include expenses associated with activities that improve health outcomes, as defined by the U.S. Department of Health and Human Services ("HHS"), as well as those directly tied to enhancing healthcare quality, such as the Company's spend on health information technology, wellness and prevention programs, initiatives to reduce hospital readmissions, and our clinically focused Member Rewards program. We believe our Insurance BER is useful to management, investors, and others because it offers a clearer and more accurate representation of our investment in healthcare quality and member engagement, and gives a comprehensive view of costs related to maintaining and improving the quality of care of our members, which is crucial for sustaining member satisfaction and adherence to treatment regimens. Furthermore, Normalized Insurance BER adjusts out activity related to prior period development. Prior period development refers to changes in the Company’s Insurance Revenue and Insurance Medical claims levels from previous periods. While this may not be directly comparable to similarly titled measures presented by other companies, management believes that Normalized Insurance BER presents a clearer representation of performance during the current period being presented.